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                                                                     EXHIBIT 15

The Stockholders and Board of Directors
First Data Corporation


We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 33-62921, No. 33-98724, No. 33-99882, No. 333-09017, No. 333-09031, No. 333-
28857, No. 333-68689, No. 333-81691, No. 333-85715, No. 333-90719 and No. 333-
93703, Forms S-3 No. 333-04012 and No. 333-24667, and Form S-4 No. 333-15497) of
First Data Corporation of our reports dated April 17 and July 12, 2000 relating to the unaudited consolidated interim financial statements of First Data Corporation which are included in its Forms 10-Q for the quarters ended March 31 and June 30, 2000.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.





                                                   Ernst & Young LLP

August 8, 2000
Atlanta, Georgia